                                                                    Exhibit 23.3


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



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Macrovision Corporation Stock Option Plan, the Macrovision Corporation 1996 Equity Incentive Plan, the Macrovision Corporation 1996 Employee Stock Purchase Plan, and the Macrovision Corporation 1996 Directors Stock Option Plan of Macrovision Corporation of our report dated March 7, 1995, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Macrovision Corporation for the year ended December 31, 1994 included in its Registration Statement (Form SB-2, No. 333-19373) filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP
                                       -----------------------
                                       Ernst & Young LLP

Palo Alto, California
March 12, 1997


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